Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2025, with respect to the consolidated financial statements of CIMG Inc. and its subsidiaries, appearing in its Annual Report on Form 10-K for the year ended September 30, 2024.

/s/ Assentsure PAC

Singapore

November 21, 2025